UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2008

LAWSON SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-51942

Delaware	20-3469219
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

380 St. Peter Street, St. Paul, Minnesota	55102-1302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 767-7000

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

                As previously disclosed on July 10, 2008, Lawson Software, Inc.’s (“Lawson” or the “Company”) Board of Directors approved a $200.0 million increase in the Company’s share repurchase authorization, bringing the total maximum authorized for repurchase to $400.0 million.  Based on repurchases to date but excluding the accelerated share repurchase transaction described below, the total available authorization for future stock repurchases was $239.5 million as of July 10, 2008.  The share repurchase will be funded using the company’s existing cash balance and future cash flows. The share repurchases may occur through transactions structured through investment banking institutions, open market purchases, privately negotiated transactions and/or other mechanisms.

                On July 15, 2008, Lawson entered into a $100.0 million accelerated share repurchase transaction (the “ASR”) with Lehman Brothers OTC Derivatives Inc.  (“Lehman”).  The ASR is part of the Company’s board approved repurchase program. Pursuant to the ASR transaction, Lawson will repurchase a variable number of shares of its outstanding common stock from Lehman for $100.0 million.  Under the terms of the agreement, Lehman is to make delivery of shares of the Company’s common stock around the time of the execution of the transaction and may deliver additional shares to the Company at or prior to maturity of the transaction.  The final per share purchase price and the total number of shares to be repurchased under the ASR transaction will be based generally on the volume-weighted average price of Lawson’s common stock during the term of the agreement. The Company anticipates all ASR transaction purchases to be completed over the next six months.  The actual number of shares repurchased will be determined at the completion of the ASR transaction.  All shares acquired by the Company under this transaction will be recorded as treasury stock at cost.

The Company’s repurchase program allows the Company to repurchase shares at its discretion and under various methods. Market conditions will influence the timing of the buyback and the number of shares repurchased.  There can be no assurance as to the amount, timing or repurchase price of future repurchases, if any, related to the remaining $139.5 million authorized for the Company’s repurchase program.  The repurchase program may also be modified, extended or terminated by the Board of Directors at any time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lawson Software, Inc.

Date: July 18, 2008	By:	/s/ Stefan B. Schulz
Stefan B. Schulz
Senior Vice President of Finance
(Principal Accounting Officer)